Exhibit 10.2

INCENTIVE STOCK OPTION AGREEMENT

PLAINSCAPITAL CORPORATION

2009 LONG-TERM INCENTIVE PLAN

1. Grant of Option. Pursuant to the PlainsCapital Corporation 2009 Long-Term Incentive Plan (the “Plan”), as adopted by Plains Capital Corporation, a Texas corporation (the “Company”), the Company grants to

(the “Participant”)

who is an employee of the Company, an option (sometimes referred to herein as the (“Stock Option”)) to purchase from the Company a total of             full shares of Common Stock, $            par value per share, of the Company (the “Optioned Shares”) at an “Option Price” equal to $            per share (being the Fair Market Value per share of the Common Stock on this Date of Grant or 110% of such Fair Market Value, in the case of a ten percent (10%) or more shareholder as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), in the amounts, during the periods and upon the terms and conditions set forth in this Agreement.

The “Date of Grant” of this Stock Option is             . The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the tenth (10th) anniversary of the Date of Grant (or the date immediately preceding the fifth (5th) anniversary of the Date of Grant, in the case of a ten percent (10%) or more shareholder as provided in Section 422 of the Code). The Stock Option is intended to be an Incentive Stock Option.

2. Subject to Plan. This Stock Option and its exercise are subject in all respects to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The defined terms used herein that are defined in the Plan shall have the same meanings defined for and assigned to them in the Plan. In addition, this Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing. In addition, if the Plan previously has not been approved by the Company’s shareholders, the Stock Option is granted subject to such shareholder approval.

3. Vesting; Time of Exercise. Except as otherwise provided in the Plan or as specifically provided elsewhere in this Agreement, this Stock Option shall be vested and exercisable no sooner than as follows:

Exercise Date	Number of Shares
1. [month(s)/year(s)] from the Date of Grant	Up to % of the total Optioned Shares under the Stock Option

2. [month(s)/year(s)] from the Date of Grant	Up to an additional % of the total Optioned Shares under the Stock Option

3. [month(s)/year(s)] from the Date of Grant	Up to an additional % of the total Optioned Shares under the Stock Option provided, however, that in the event of: (i) the Participant’s death; (ii) the Participant’s Termination of Service by reason of Total and Permanent Disability; or (iii) a Change in Control, all shares of Common Stock under this Stock Option which have not previously vested and become exercisable shall automatically be accelerated and become vested and exercisable in full, without regard to the vesting limitations set forth above.

4. Term; Forfeiture.

(a)	Except as otherwise provided in this Agreement, to the extent the unexercised portion of this Stock Option relates to Optioned Shares that are not vested on the Participant’s Termination of Service, the Stock Option will terminate on such date. The unexercised portion of this Stock Option that relates to Optioned Shares that are vested will terminate at the first to occur of the following:

(i)	5 p.m. on the date the Option Period terminates;

(ii)	5 p.m. on the date which is twelve (12) months following the date of the Participant’s Termination of Service by reason of the Participant’s death or Total and Permanent Disability;

(iii)	Immediately upon the Participant’s Termination of Service by the Company for Cause (as defined herein);

(iv)	5 p.m. on the date which is three (3) months following the date of the Participant’s Termination of Service for any reason other than as set forth in subparagraphs (a)(ii) or (a)(iii) above of this Section 4.

(v)	5 p.m. on the date the Company causes any portion of the Stock Option to be forfeited pursuant to Section 7 hereof.

(b)	For purposes of Sections 3 and 4 hereof, “Cause” for termination shall have the meaning set forth in the Participant’s employment agreement, if any, in effect at the time of the Participant’s Termination of Service. In the event the Participant does not have an employment agreement then in effect, “Cause” for termination shall mean that the Participant shall have committed or caused:

(i)	an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company;

(ii)	intentional wrongful damage to property of the Company;

(iii)	intentional wrongful disclosure of trade secrets or confidential information of the Company;

(iv)	intentional violation of any law, rule or regulation (other than traffic violations or similar offenses) or final Cease and Desist Order;

(v)	intentional breach of fiduciary duty involving personal profit; or

(vi)	intentional action or inaction which causes material economic harm to the Company.

5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, this Stock Option may be exercised during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative. If the Participant’s Termination of Service is due to death or Total and Permanent Disability prior to the termination date specified in Section 4(a)(i) hereof, the following persons may exercise this Stock Option on behalf of the Participant at any time prior to the earlier of the dates specified in Sections 4(a)(i), (ii) or (v) hereof: (i) if the Participant has a Total and Permanent Disability, the Participant or the guardian of the Participant; or (ii) if the Participant dies, the personal representative of the Participant’s estate or the person who acquired the right to exercise this Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that this Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules and regulations.

6. Restrictions on Exercise. This Stock Option may be exercised in whole or in part, but only with respect to full shares of Common Stock, and no fractional share of stock shall be issued. In no event may this Stock Option be exercised or shares of Common Stock be issued pursuant to this Agreement if any registration under state or federal securities laws required under the circumstances has not been accomplished.

7. Manner of Exercise. Subject to such administrative regulations as the Committee may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon, and whether the Optioned Shares to be exercised will be considered as deemed granted under an Incentive Stock Option as provided in Section 11. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of the Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his Total and Permanent Disability or his death) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Optioned Shares may be forfeited by the Company.

8. Non-Assignability. This Stock Option is not assignable or transferable by the Participant in any form or fashion except by will or by the laws of descent and distribution.

9. Rights as Shareholder. Except for the adjustment in the number of shares of Common Stock as provided in Section 10 below, the Participant will have no rights as a shareholder with respect to any Optioned Shares until the issuance of a certificate or certificates to the Participant for the shares of Common Stock. The Optioned Shares shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 10 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

10. Adjustment of Number of Shares and Related Matters. The number of shares of Common Stock covered by the Stock Option, and the Option Prices thereof, shall be subject to adjustment in accordance with Articles 12 – 14 of the Plan.

11. Incentive Stock Option. Subject to the provisions of the Plan, this Stock Option is intended to be an Incentive Stock Option. To the extent the number of Optioned Shares exceeds the limit set forth in Section 6.3 of the Plan, such Optioned Shares shall be deemed granted pursuant to a Nonqualified Stock Option. Unless otherwise indicated by the Participant in the notice of exercise pursuant to Section 7, upon any exercise of this Stock Option, the number of exercised Optioned Shares that shall be deemed to be exercised pursuant to an Incentive Stock Option shall equal the total number of Optioned Shares so exercised multiplied by a fraction, (i) the numerator of which is the number of unexercised Optioned Shares that could then be exercised pursuant to an Incentive Stock Option, and (ii) the denominator of which is the then total number of unexercised Optioned Shares.

12. Disqualifying Disposition. In the event that Common Stock acquired upon exercise of this Stock Option is disposed of by the Participant in a “Disqualifying Disposition,” such Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. For purposes hereof, “Disqualifying Disposition” shall mean a disposition of Common Stock that is acquired upon the exercise of this Stock Option (and that is not deemed granted pursuant to a Nonqualified Stock Option under Section 11) prior to the expiration of either two years from the Date of Grant of this Stock Option or one year from the transfer of shares to the Participant pursuant to the exercise of this Stock Option.

13. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the right and remedies at law or in equity of the parties under this Agreement.

14. The Participant’s Representation. Notwithstanding any provision to the contrary herein, the Participant hereby agrees that he will not exercise this Stock Option, and that the Company will not be obligated to issue any shares of Common Stock to the Participant hereunder, if the exercise thereof or the issuance of such shares of Common Stock shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

15. The Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon questions arising under the Plan or this Agreement.

16. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

17. No Right to Continue Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employment of the Company or interfere with or restrict in any way the right of the Company to discharge the Participant at any time (subject to any contract rights of the Participant).

18. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

19. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

20. Entire Agreement. This Agreement together with the Plan and the Employment Agreement supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement and the Employment Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement, the Plan or the Employment Agreement and that any agreement, statement or promise that is not contained in this Agreement, the Plan or the Employment Agreement shall not be valid or binding or of any force or effect.

21. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

22. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Stock Option to the extent permitted by the Plan.

23. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

24. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

25. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.	Notice to the Company shall be addressed and delivered as follows:

PlainsCapital Corporation
2323 Victory Avenue, Suite 1400
Dallas, TX 75219
Attn:
Facsimile:

b.	Notice to the Participant shall be addressed and delivered as set forth on the signature page.

26. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any Subsidiary (for purposes of this Section 26, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

* * * * * * * *

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

PLAINS CAPITAL CORPORATION

By:

Name:

Title:

PARTICIPANT

Name:

Address: